SUB-ITEM 77C

                          AIM DEVELOPING MARKETS FUND





A Special Meeting of Shareholders of AIM Developing Markets Fund (the "Fund"), a portfolio of AIM Investment Funds, a Delaware business trust (the "Trust"), was held on August 17, 2001. The meeting was held for the following purposes:

(1)* To elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema
      Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

(2)   To approve a new Investment Advisory Agreement with A I M Advisors, Inc.

(3) To approve a new Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Asset Management Limited.

(4)   To approve changing the fundamental investment restrictions of the Fund.

(5) To approve changing the investment objective of the Fund and making it non-fundamental.

(6) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:


                                                                     Withheld/
         Trustees/Matter                          Votes For         Abstentions
         ---------------                          ---------         -----------
(1)*     Robert H. Graham........................104,314,837         3,884,079
         Frank S. Bayley.........................104,294,972         3,903,944
         Ruth H. Quigley.........................104,221,667         3,977,249
         Bruce L. Crockett.......................104,316,746         3,882,170
         Owen Daly II............................104,133,611         4,065,305
         Albert R. Dowden........................104,333,638         3,865,278
         Edward K. Dunn, Jr......................104,246,262         3,952,654
         Jack M. Fields..........................104,345,696         3,853,220
         Carl Frischling.........................104,193,869         4,005,047
         Prema Mathai-Davis......................104,249,127         3,949,789
         Lewis F. Pennock........................104,311,203         3,887,713
         Louis S. Sklar..........................104,300,433         3,898,483

                                                                                                Votes       Withheld/
         Matter                                                               Votes For         Against    Abstentions
         ------                                                               ---------         -------    -----------
(2)      Approval of a new Investment Advisory Agreement with
         A I M Advisors, Inc. ................................................10,100,338        407,354      401,963

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*    Proposal 1 required approval by a combined vote of all of the portfolios of AIM Investment Funds

AIM Developing Markets Fund
Page 2 of 2

                                                                                                Votes       Withheld/
         Matter                                                               Votes For         Against    Abstentions
         ------                                                               ---------         -------    -----------
(3)      Approval of a new Sub-Advisory Agreement between A I M
         Advisors, Inc. and INVESCO Asset Management Limited..................10,069,040        429,024      411,591

(4) (a)  Approval of the Modification of the Fundamental Restriction on
         Issuing Senior Securities and Borrowing Money.........................7,611,383        526,647    2,771,625**

(4) (b)  Approval of the Modification of the Fundamental Restriction on
         Underwriting Securities...............................................7,629,671        502,624    2,777,360**

(4) (c)  Approval of the Modification to or Addition of the Fundamental
         Restriction on Industry Concentration.................................7,647,157        493,046    2,769,452*  *

(4) (d)  Approval of the Modification of the Fundamental Restriction on
         Real Estate Investments...............................................7,664,280        487,022    2,758,353**

(4) (e)  Approval of the Modification of the Fundamental Restriction on
         Purchasing or Selling Commodities.....................................7,586,929        547,063    2,775,663**

(4) (f)  Approval of the Modification of the Fundamental Restriction on
         Making Loans..........................................................7,561,891        577,535    2,770,229**

(4) (g)  Approval of the Modification of the Fundamental Policy on
         Investment in Investment Companies....................................7,604,163        532,249    2,773,243**

(5)      Approval of changing the Investment Objectives and Making it
         Non-Fundamental.......................................................7,607,313        543,519    2,758,823**

(6)      Ratification of the selection of PricewaterhouseCoopers LLP as
         Independent Accountants of the Fund..................................10,273,239        288,779      347,637

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**   Includes Broker Non-Votes